Exhibit 2.36
AMENDMENT NO. 5
Dated as of October 19, 2006
to
THIRD AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of October 23, 2003
      THIS AMENDMENT NO. 5 (this “Amendment”) dated as of October 19, 2006 is entered into by and among (i) NMC FUNDING CORPORATION, a Delaware corporation (the “Transferor”), (ii) NATIONAL MEDICAL CARE, INC., a Delaware corporation, as collection agent (the “Collection Agent”), (iii) the “Conduit Investors,” “Bank Investors” and “Administrative Agents” identified on the signature pages hereto and (iv) WESTLB AG, NEW YORK BRANCH, as agent (the “Agent”).
PRELIMINARY STATEMENTS
      A. The Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent are parties to that certain Third Amended and Restated Transfer and Administration Agreement dated as of October 23, 2003 (as amended or otherwise modified prior to the date hereof, the “TAA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TAA.
      B. The parties hereto have agreed to add Amsterdam Funding Corporation as a “Conduit Investor” under the TAA and ABN AMRO Bank N.V. as a “Bank Investor” and “Administrative Agent” under the TAA.
      C. In addition, the parties hereto have agreed to amend the TAA on the terms and conditions hereinafter set forth.
      NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
      SECTION 1.     Amendments to TAA. Subject to the conditions precedent set forth in Section 3 below and effective as of the Effective Date (also as defined below), the TAA is hereby amended as follows:

1.1 The following new definitions are added to Section 1.1 of the TAA in appropriate alphabetical order:

“ABN AMRO” means ABN AMRO Bank N.V. together with its successors and permitted assigns.

“Amsterdam Funding” means Amsterdam Funding Corporation, a Delaware corporation, together with its successors and permitted assigns.

“GBFC” means Giro Balanced Funding Corporation together with its successors and permitted assigns.

1.2 The definition of “Administrative Agent” in Section 1.1 of the TAA is amended and restated in its entirety to read as follows:

“Administrative Agent” means (i) WestLB AG, New York Branch, as administrative agent for the Related Group that includes Paradigm, (ii) Bayerische Landesbank, New York Branch, as administrative agent for the Related Group that includes GBFC, (iii) The Bank of Nova Scotia, as administrative agent for the Related Group that includes Liberty Street, or (iv) ABN AMRO, as administrative agent for the Related Group that includes Amsterdam Funding.

1.3 The definition of “Commitment Termination Date” in Section 1.1 of the TAA is amended change the date set forth therein from “October 19, 2006” to “October 18, 2007.”

1.4 The definition of “Concentration Factor” in Section 1.1 of the TAA is amended to replace clause (a) thereof with the following:

“(a) in the case of any Commercial Obligor or Hospital Obligor that does not have a Special Concentration Limit (as defined below), 5.0% of the Net Receivables Balance outstanding on such date; provided that, subject to clause (c) below, the Concentration Factor for each of Aetna, Inc., Cigna Corp., Wellpoint Inc. and United Health Group Inc., and any successor thereto, shall be (i) for so long as such Obligor is rated at least A- by Standard & Poor’s and at least A3 by Moody’s and, if rated by Fitch, at least A- by Fitch, 10.0% of the Net Receivables Balance outstanding on such date and (ii) for so long as clause (i) does not apply but such Obligor is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s and, if rated by Fitch, at least BBB- by Fitch, 7.0% of the Net Receivables Balance outstanding on such date;”

1.5 The definition of “Conduit Investor” in Section 1.1 of the TAA is hereby amended and restated in its entirety to read as follows:

“Conduit Investor” means Paradigm, GBFC, Liberty Street Funding Corporation or Amsterdam Funding.

1.6 The definition of “Facility Limit” in Section 1.1 of the TAA is amended and restated to change the dollar amount set forth therein from “$460,000,000” to “$650,000,000”.

1.7 The definition of “FMCAG” in Section 1.1 of the TAA is amended to read as follows:

“FMCAG” means Fresenius Medical Care AG & Co. KgaA., formerly known as Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns.

1.8 The definition of “GMFC” in Section 1.1 of the TAA is deleted. All references in the TAA to “GMFC” are replaced with the term “GBFC”.

1.9 The definition of “Loss Horizon” in Section 1.1 of the TAA is amended and restated in its entirety to read as follows:

“Loss Horizon” means, as of any date, the product of (a) a ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Transferor during the two (2) most recently ended calendar months by (ii) the aggregate Outstanding Balance of all Receivables that are not more than 270 days past due as of the last day of the most recently ended calendar month times (b) the highest average Default Ratio for any consecutive three month period during the immediately preceding 12-month period.

1.10 The definition of “Loss Percentage” in Section 1.1 of the TAA is amended and restated in its entirety to instead provide as follows:

“Loss Percentage” means on any day the greater of (i) two (2) times the Loss Horizon as of such day and (ii) 20%.

1.11 The definition of “Related Group” in Section 1.1 of the TAA is amended and restated in its entirety to instead provide as follows:

“Related Group” means any of the following groups: (i) Paradigm, as a Conduit Investor, Landesbank Hessen-Thueringen Girozentrale, as a Bank Investor and WestLB, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (ii) GBFC, as a Conduit Investor, and Bayerische Landesbank, Cayman Islands Branch, as a Bank Investor and Bayerische Landesbank, New York Branch, as an Administrative Agent, together with their respective successors and permitted assigns, (iii) Liberty Street, as a Conduit Investor, and Scotiabank, as a Bank Investor and as Administrative Agent, together with their respective successors and permitted assign and (iv) Amsterdam Funding, as a Conduit Investor, and ABN AMRO, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns.

1.12 The definition of “Termination Date” in Section 1.1 of the TAA is amended to change the date set forth in clause (v) thereof from “October 19, 2006” to “October 18, 2007.”

1.13 Section 2.15 of the TAA is hereby amended to add the following new paragraph (c) immediately after paragraph (b):

(c) The Transferor may terminate RenaLab, Inc. as a Transferring Affiliate at any time prior to March 31, 2007 so long as (i) at the time of such termination, the aggregate Outstanding Balance of the Receivables originated by RenaLab, Inc. does not exceed $15,000,000 and (ii) all of the equity interests in RenaLab, Inc. have been (or will be, at the time of termination) sold to a third party that is not an Affiliate of the Transferor. Any such termination shall be made upon written notice to the Administrative Agents from the Collection Agent and the Transferor (i) stating that Renalab, Inc. has been terminated as a Transferring Affiliate and (ii) indicating the effective date of such termination. On the effective date of such termination Exhibit Q, shall, without further act or documentation, be deemed amended to remove Renalab, Inc. from the list of Transferring Affiliates set forth therein; provided that Renalab, Inc. shall continue to be a “Transferring Affiliate” with respect to any Receivables that arose prior to such effective date.

1.14 Section 7.1 of the TAA is hereby amended to replace subpart (ii) of clause (m) thereof with the following:

“(ii) the Percentage Factor equals or exceeds 100.0% at any time unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to 100%;”

1.15 Section 10.3 of the TAA is amended to add the following notice addresses for Amsterdam Funding and ABN AMRO, respectively:
           If to Amsterdam Funding Corporation:

c/o ABN AMRO Bank N.V.
540 W. Madison Street
Mail Code C540-2721
Chicago, IL 60661
Attn: Global Asset Securitization
Fax: (312) 992-1527

If to the Administrative Agent for Amsterdam Funding Corporation:

ABN AMRO Bank N.V.
540 W. Madison Street
Mail Code C540-2721
Chicago, IL 60661
Attn: Global Asset Securitization
Fax: (312) 992-1527

1.16 Schedule I to the TAA is hereby amended to add the following as the notice address for ABN AMRO in its capacity as a Bank Investor.

ABN AMRO Bank N.V.
540 W. Madison Street
Mail Code C540-2721
Chicago, IL 60661
Attn: Global Asset Securitization
Fax: (312) 992-1527

1.17 Schedule II to the TAA is hereby amended and restated in its entirety to read as set forth in the new Schedule II attached hereto.

1.18 Exhibit C to the TAA is hereby amended and restated in its entirety to read as set forth in the new Exhibit C attached hereto.

1.19 Exhibit Q to the TAA is hereby amended and restated in its entirety to read as set forth in the new Exhibit Q attached hereto. Upon the effectiveness of such amendment and restatement, each of the entities set forth on such new Exhibit Q under the heading “New Transferring Affiliate” (each a “New Transferring Affiliate”) shall be a Transferring Affiliate under and for purposes of the TAA.
      SECTION 2.     Addition of New Investor: Assignment and Acceptance; Special Adjustment.

(a) Each of the parties hereto agrees that, effective as of the Effective Date, (i) Amsterdam Funding shall become a party to the TAA as a Conduit Investor and (ii) ABN AMRO shall become a party to the TAA as a Bank Investor and as an Administrative Agent.

(b) The parties hereto acknowledge that an adjustment to the Net Investment held by the respective Related Groups is required to be made on the Effective Date in order to ensure that the Net Investment held by the Investors in each Related Group is proportional to their respective Related Group Limits. Accordingly, on the Effective Date, (i) the Transferor shall make a special Incremental Transfer to be funded solely by the Investors in one or more of the Related Groups and/or shall make a special payment to the Administrative Agent for one or more of the Related Groups as a reduction to the Net Investment held by the Investors in such Related Groups, in each case of clauses (i) and (ii) in an amount such that (after giving effect to each such Incremental Transfer and payment) the Net Investment held by the respective Related Groups shall be proportional to their respective Related Group Limits.
      SECTION 3.     Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof (the “Effective Date”) subject to the Agent’s receipt of the following, each in form and substance satisfactory to each Administrative Agent:

(a) counterparts of this Amendment duly executed by the Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent;

(b) a reaffirmation of the Parent Agreement, substantially in the form of Exhibit A attached hereto, duly executed by each of FMCAG and FMCH;

(c) a copy of the resolutions of the Board of Directors of each of the Transferor, the Collection Agent and each New Transferring Affiliate certified by its Secretary approving the execution, delivery and performance by such Person of this Amendment and the other Transaction Documents to be delivered by such Person hereunder or thereunder;

(d) the Certificate of Incorporation (or equivalent organizational document) of each New Transferring Affiliate certified by the Secretary or Assistant Secretary of each New Transferring Affiliate;

(e) a Good Standing Certificate for each of the Transferor, the Collection Agent and each New Transferring Affiliate issued by the Secretary of State or other similar official of such Person’s jurisdiction of incorporation;

(f) a Certificate of Secretary or Assistant Secretary of each of the Transferor, the Collection Agent and each New Transferring Affiliate substantially in the form of Exhibit L to the TAA;

(g) for each New Transferring Affiliate and the Transferor, copies of proper financing statements, dated a date reasonably near the date hereof naming such New Transferring Affiliate, as the debtor in favor of the Agent, for the benefit of the Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to cause the Agent’s undivided percentage interest in all Receivables and the Related Security and Collections relating thereto to be a continuously perfected first priority interest through the Termination Date;

(h) an opinion of Douglas G. Kott, Deputy General Counsel for FMCH, NMC and each Transferring Affiliate, acting as counsel to FMCH, the Transferor, the Collection Agent and the Originating Entities, in form and substance satisfactory to each Administrative Agent;

(i) an opinion of Arent Fox PLLC, special counsel to the Transferor and the Originating Entities relating to UCC issues, in form and substance satisfactory to each Administrative Agent;

(j) Amendment No. 4 to Transferring Affiliate Letter, duly executed and delivered by the Seller and each of the Transferring Affiliates, in the form attached hereto as Exhibit B;

(k) An amended and restated Investor Fee Letter, and Confirmation that all fees due and payable on or before the Effective Date have been paid in full;

(l) confirmation from each Rating Agency that the execution and delivery of this Amendment and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by any Conduit Investor requesting such confirmation; and

(m) such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request.
      SECTION 4.     Covenants, Representations and Warranties of the Transferor and the Collection Agent.
      4.1     Upon the effectiveness of this Amendment, each of the Transferor and the Collection Agent hereby reaffirms all covenants, representations and warranties made by it in the TAA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
      4.2     Each of the Transferor and the Collection Agent hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist under the TAA.
      SECTION 5.     Reference to and Effect on the TAA.
      5.1     Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument and agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.
      5.2     Except as specifically amended hereby, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
      5.3     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, any Administrative Agent or the Agent under the TAA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
      SECTION 6.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.
      SECTION 7.     Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

      SECTION 8.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION, as Transferor

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer

NATIONAL MEDICAL CARE, INC., as
Collection Agent

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer

PARADIGM FUNDING LLC, as a Conduit Investor

By:	/s/ Doris J. Hearn

Name: Doris J. Hearn

Title:	Vice President

WESTLB AG, NEW YORK BRANCH, as an Administrative Agent and as a Bank Investor

By:	/s/ Matthew F. Tallo

Name: Matthew F. Tallo

Title:	Director

By:	/s/ Laura Spichiger

Name: Laura Spichiger

Title:	Associate Director

LANDESBANK HESSEN-THUERINGEN
GIROZENTRALE, as a Bank Investor

By:	/s/ Jens Doring

Name: Jens Doring

Title:

By:	/s/ Pia Horlebein

Name: Pia Horlebein

Title:

GIRO BALANCED FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ Kevin P. Burns

Name: Kevin P. Burns

Title:	Vice President

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as an Administrative Agent

By:	/s/ Alexander Kohnert

Name: Alexander Kohnert

Title:	Senior Vice President

By:	/s/ Lori-Ann Wynter

Name: Lori-Ann Wynter

Title:	Vice President

BAYERISCHE LANDESBANK, CAYMAN ISLANDS BRANCH, as a Bank Investor

By:	/s/ Norman McClave

Name: Norman McClave

Title:	Vice President

By:	/s/ Lori-Ann Wynter

Name: Lori-Ann Wynter

Title:	Vice President

LIBERTY STREET FUNDING CORP., as a Conduit Investor

By:	/s/ Frank B. Bilotta

Name: Frank B. Bilotta

Title:	President

THE BANK OF NOVA SCOTIA, as an
Administrative Agent and as a Bank Investor

By:	/s/ Norman Last

Name: Norman Last

Title:	Managing Director

AMSTERDAM FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ Frank B. Bilotta

Name: Frank B. Bilotta

Title:	President

ABN AMRO Bank N.V., as an Administrative
Agent and as a Bank Investor

By:	/s/ Kristina Neville

Name: Kristina Neville

Title:	Vice President

By:	/s/ Thomas J. Educate

Name: Thomas J. Educate

Title:	Senior Vice President